EXHIBIT 99.2

BILL OF SALE

STATE OF) California

COUNTY OF) Santa Clara

I, Ralf Horn, (Seller), whose address is 985 University Av. #37 Los Gatos, CA. 95032, in consideration of the payment of the sum of 100,000 shares of Preferred A Stock Valued at One Hundred Thousand dollars ($100,000), receipt of which is hereby acknowledged, do hereby sell, convey and transfer to GDT TEK, Inc., (Buyer), whose address is 555 Winderely Place, Suite 300 Orlando, Fl, 32751 and to their successors and assigns, the following described personal property: One Hundred Percent (100%) ownership interest of the RTR Global Investment, LLC a California LLC

Executed this day June 23, 2010

  /s/ Ralf Horn

By Ralf Horn Owner and Manager

of RTR Global Investment, LLC a California LLC